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                                                                   EXHIBIT 23.02

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the inclusion in this Amendment No. 1 to Registration Statement No. 333-86269 of Avis Rent A Car, Inc. on Form S-4 of our report on the combined financial statements of PHH Vehicle Management Services dated June 18, 1999 (June 30, 1999, as to Note 18), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
September 23, 1999